EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144266) of CSMG Technologies, Inc. of our report dated February 19, 2008 relating to the financial statements which appears in this Form 10-K.

/s/ KBL, LLP

New York, NY
March 27, 2008